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                                                                   EXHIBIT 10.13


                       MASTER ALLIANCE AGREEMENT BETWEEN
                   DOCENT, INC. AND ANDERSEN CONSULTING LLP

THIS MASTER ALLIANCE AGREEMENT (this "Alliance Agreement") is made and entered into as of March ___, 2000 (the "Effective Date") by and between Docent, Inc. a _____________ corporation, with a place of business at 2444 Charleston Road, Mountain View, CA 94043 ("Docent") and Andersen Consulting LLP, an Illinois partnership, with a place of business at 200 Public Square, Ste. 1900, Cleveland, OH 44114 ("Andersen Consulting") on behalf of and for the benefit of all entities throughout the world comprising the Andersen Consulting Worldwide Organization (as defined below).

WHEREAS, Docent is a software company that develops and markets enterprise learning software solutions and provides related products and services (collectively referred to as "Docent Products");

WHEREAS, Andersen Consulting is a consulting services firm that provides business integration services and other consulting services; and

WHEREAS, the parties desire to create a framework and structure for a strategic alliance (the "Alliance") under which the parties jointly would pursue opportunities to market Docent Products and identify opportunities for Andersen Consulting to provide integration and other consulting services.

NOW, THEREFORE, the parties, in consideration of the mutual promises made herein, agree as follows:

1.    ALLIANCE OVERVIEW AND GOALS

  (a) Background. Docent, Inc., is a leader in enterprise learning automation, delivering software solutions based on innovative learning technology which enable companies to create, deliver, and administer learning and assessment material via corporate intranets or the Internet with a single solution, and integrate the resulting data with other enterprise applications.

      Andersen Consulting is a leading provider of business integration services delivering integration services, learning content aggregation and delivery services, business process management services, hosting services, and consulting services (collectively referred to herein as "Consulting Services").

  (b) Purpose. The parties wish to form a strategic Alliance in order to pursue opportunities to market Docent Products and identify opportunities for Andersen Consulting to provide Consulting Services.

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  (c) Objectives. The parties anticipate working together in a number of ways pursuant to this Alliance Agreement with the goal of forming a win/win relationship to maximize the potential revenues and profitability of each party. Docent's primary goals in connection with the Alliance are to expand Docent's sales pipeline and enhance its ability to deliver Docent Products and to support Andersen Consulting's position as a leader in eLearning. Andersen Consulting's primary goals in connection with the Alliance are to generate "pull-through" consulting revenue, direct revenues from Docent's sale of software licenses and content subscription fees, and increase the market capitalization value of Docent.

  (d) Scope of Business Development Efforts. The scope of the Alliance relationship will be global and cross industry. The initial focus of business development will be North America; however, the parties intend that their efforts will expand geographically as opportunities and mutual resource plans evolve. In order to implement the Alliance on a global scale, it is understood that all the rights and benefits of this Alliance Agreement inure to the benefit of any entity comprising the Andersen Consulting Worldwide Organization (i.e., any Andersen Consulting entity having a Member Firm Interfirm Agreement with Andersen Worldwide or any successor entity to Andersen Worldwide, or any other entity controlling, controlled by or under common control with such an entity or a partner of Andersen Worldwide or any successor entity).

  (e) Implementation in Other Countries. This Alliance Agreement is the overall framework for the Alliance between Andersen Consulting and Docent; however, it is understood that in some cases, specific implementation of this relationship in countries other than the US will require that local country addendum be added to this Alliance Agreement from time to time, executed by the Andersen Consulting entity in the country and an entity representing Docent; the intent is that such addendum will not modify the terms of this Alliance Agreement except to the extent necessary to reflect local business conditions and legal requirements. Docent or its representatives will not enter into any agreements with third parties in any country outside the US with respect to implementation of Docent Products without consideration of the objectives and terms of this Alliance Agreement. Likewise, Andersen Consulting will not enter into any agreements without consideration of the objectives and terms of this Alliance Agreement.

  (f) Nature of Relationship. The parties agree to cooperate in implementing this Alliance Agreement, to conduct the Alliance in a spirit of collaboration and partnership, and to focus their efforts to build a significant and profitable relationship beneficial to both parties; notwithstanding anything herein to the contrary, however, this Alliance Agreement is non-exclusive in nature, and nothing in this Alliance Agreement is intended to or shall be deemed to create a corporation, partnership, joint venture, or other legal entity of any kind or for any purpose as between the parties. The parties shall be and remain independent contractors at all times.

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  (g) Other Opportunities. Each party shall, at all times remain free to decline to pursue a specific opportunity in its discretion and may work with another product or services provider. Neither party shall have any authority to, or shall attempt to, bind or commit the other party for any purpose without the express written consent of the other. Subject to its obligations of confidentiality and intellectual property rights described in this Alliance Agreement, in no event shall either party be precluded from developing or providing for itself, or for others, materials which are competitive with the products and services of the parties, irrespective of their similarity to the Work Products. In addition, each party shall be free to use its general knowledge, skills and experience, and any ideas, concepts, know-how, and techniques within the scope of its business that are used or developed in the course of sharing information with the other party.

2.    ALLIANCE ACTIVITIES

  (a) Key Alliance Activities. The parties have identified three activities as the key aspects of the Alliance: Joint Marketing; Joint Business Development; and Joint Solution Delivery and Capability Development. Each is described below:

      (1) Joint Marketing. The parties' objectives for this component are to increase market share of Docent Products and Andersen Consulting's consulting services, increase market image and awareness of Docent as a provider of enterprise learning automation software and solutions, and position Andersen Consulting as an innovative and technology savvy eLearning solution provider. In order to achieve these objectives, Andersen Consulting and Docent will, as part of the overall Alliance Relationship Plan (described in Paragraph 4 (c) of this Alliance Agreement), create and execute a joint marketing plan which articulates the parties' overall collaborative marketing strategies and associated activities and will guide all market-facing activities during joint marketing activities. The initial plan will be drafted within thirty to forty-five days following the Effective Date of this Alliance Agreement and will then be reviewed quarterly and updated annually by the parties.

          In developing the initial plan, the parties agree to identify, and to focus their efforts on pursuing, opportunities, which have the highest probability of closing prior to Docent's initial public offering. On an ongoing basis, the parties will target companies characterized as among the Fortune 500 Global 2000, as well as rapidly scaling companies, as identified by the parties. The parties will share with each other a list of companies with whom each company has been pursuing or has established a relationship. Where possible, the parties will direct their attention to identifying and coordinating their efforts on those companies with whom one of the parties has a pre-existing relationship. The parties will develop the plan with a focus on the priority list of targeted companies. The plan will include their market

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          offerings and establish a framework for enhancing current offerings and developing and enhancing new "go-to-market" offerings. The plan will address the following:

               .    Identify the Target Markets / Segments

               .    Determine the Joint Solution(s)

               .    Plan the Route(s) to Market

          In developing the joint marketing plan, the parties will create, collect or assemble materials which support the parties' activities, such as: executive briefings, success stories, articles, press releases, joint publications, descriptions of product roll-outs/launches, descriptions of new market offerings, and technical documentation and materials, joint collateral, direct marketing campaigns, business and trade events such as seminars, trade shows, speaking opportunities, sales team instructions, sales kick-off/sales meetings and referral programs.

      (2) Joint Business Development. The parties' objectives for this component are to generate new business for both Docent and Andersen Consulting by increasing business development efficiency in order to: (i) increase the probability of winning accounts, and (ii) lower overall business development cost and effort. In order to achieve these objectives, Andersen Consulting and Docent will, as part of the overall Alliance Relationship Plan, create a Business Development and Teaming Guide which: outlines the principles of the parties' working relationship; articulates account plans (including a list of targeted clients and market segments); defines the approach to guide client selection; identifies specific client targets ("Select Clients") and market segments; establishes a joint opportunity pipeline and, defines client development and opportunity management processes including the rules of engagement between Andersen Consulting and Docent. The initial plan will be drafted within thirty to forty-five days following the Effective Date of this Alliance Agreement and will then be updated annually by the parties.

          The parties will manage the plan aggressively and review the plan at least quarterly with each party's executive sponsors.

          In connection with the parties' Joint Business Development activities, the parties will review and consider enhancements to the prototype they previously developed, and each party will train at least eight people in advance of demand on each party's products and services.

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          Docent will create a pool of options as an incentive for Docent's sales people, to sell Andersen Consulting's services. These options will be granted at various sales levels.

      (3) Joint Solution Delivery and Capability Development. The parties' objectives for this component are to generate higher client satisfaction and increase solution delivery efficiency by: (i) reducing risk of missed expectations, and (ii) lowering overall cost and time associated with delivering value to clients. Key activities will consist of Docent and Andersen Consulting collaborating to create solution delivery capabilities to support the implementation of Docent's learning software products at agreed upon clients including trained personnel, and implementation methods and tools.

  (b) Opportunity Development. In order to support the key Alliance Activities described above and to develop opportunities consistent with purpose of this Alliance, the parties will meet to discuss staffing of any jointly targeted engagement prior to meeting with the prospective client. During those meetings, neither Andersen Consulting nor Docent will recommend or encourage clients to request specific individuals from the other organization without written pre-authorization.

      Each party shall provide the other with advance notice of opportunities to offer or provide either Docent Products or Andersen Consulting's Consulting Services, as the case may be, and each party will provide commercially reasonable assistance to enable the other to pursue and to negotiate an agreement to provide such Docent Products or Andersen Consulting's Consulting Services to those clients.

      Andersen Consulting will introduce Docent's products and services to those Select Clients identified by Andersen Consulting, as well as to other clients, other internal industry groups and Lines of Business, as it deems appropriate, and will introduce members of the Docent sales force to the Selected Clients as well as a mutually agreed list of target clients as part of the agreed upon marketing program and with a manner consistent with the guidelines set forth in the mutually agreed upon teaming arrangements. Similarly, Docent will introduce Andersen Consulting to those Selected Clients identified by Docent as well as to targeted Docent clients.

      The parties will endeavor to deliver complementary messages when marketing each other's goods and services.

  (c) Right of First Refusal. Consistent with the goals and objectives of this Alliance Agreement, where, in the course of marketing or selling its Docent Products, Docent identifies an opportunity for Andersen Consulting to provide services to a Select Client, as identified by the parties' Alliance Managers, Docent will advise Andersen

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      Consulting, and Andersen Consulting will have the right to pursue the opportunity on a right of first refusal, right of last refusal basis, or other similar basis, as the parties may agree. Where the opportunity does not involve a Select Client, Andersen Consulting will have the same rights to pursue the opportunity unless Docent obtains the opportunity through a third party and the third party is seeking to provide similar services as to Andersen Consulting. The right is intended to enable Andersen Consulting to provide Consulting Services to Select Clients and other Docent clients, consistent with the purpose and intent of this Alliance Agreement.

  (d) Teaming Agreement. In the event the parties wish to jointly pursue an opportunity, for example, in connection with an RFP, they will execute a teaming agreement substantially in the form of the sample Teaming Agreement set forth in Attachment A to this Alliance Agreement.

3.    OPERATIONAL ASPECTS

      (a) Training. Docent will provide free learning and related materials for Andersen Consulting personnel to support installation of Docent Products at Andersen Consulting clients and solutions centers, as well as development of demonstrations and other Alliance related activities. Andersen Consulting personnel will be given priority enrollment over all other non-Docent customer participants in Docent learning classes. Andersen Consulting will develop and train personnel consistent with the annual marketing and sales process. Docent will provide Andersen Consulting electronic copies of all Docent Product learning materials and other documentation relative to Docent Products ("Docent Training Materials") at no charge for the purposes of business development, configuration center and project team skills development, and creation of customer specific learning materials. Docent Training Materials will be made available for internal use by Andersen Consulting. Access to Docent Training Materials will be governed by the Software Licensing and Services Agreement set forth in Attachment B to this Alliance Agreement.

      Andersen Consulting personnel will be given enrollment priority over all other business integration services providers that are not enrolled in Docent learning as Docent customers and users of Docent's products.

  (b) Access to Docent Products. In the course of working together, Andersen Consulting will need access to Docent Products for sales and marketing, customer projects, coordination with Docent sales organization. Docent will license Docent Products to Andersen Consulting at no cost under the terms of the Software Licensing and Services Agreement, set forth in Attachment B to this Alliance Agreement. For the purpose of promoting Docent Products, coordinating sales and marketing efforts with Docent personnel, conducting learning and demonstrations of Docent Products, developing

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      market offerings, and providing configuration and integration services to current licensees of Docent Products, Docent will provide, at no charge application software licenses to Docent Products including but not limited to current and pre-release software with all modifications, enhancements and future releases of such software for use by Andersen Consulting personnel for the term of this Alliance Agreement. In addition, Docent will keep Andersen Consulting informed on future product releases by providing Andersen Consulting with schedules and other details relating to future product releases.

  (c) Right to Demonstrate Docent Products. Andersen Consulting shall have the right to demonstrate Docent capabilities associated with Andersen Consulting Market Offerings and demonstrate Docent capabilities at Andersen Consulting demonstration forums such as solution centers, launch centers, and industry/learning seminars. Andersen Consulting shall have the right to demonstrate Docent Products both to customer prospects and internally with and without direct Docent participation.

  (d) Use of Docent Products Within Andersen Consulting. Andersen Consulting may choose to provide Docent Products to its organization in order to facilitate their use as an integral part of Andersen Consulting's training applications, and for internal business management. A separate Docent Product license will be developed for piloting and rolling out Docent Products for such use and Docent will provide Andersen Consulting with an irrevocable, world-wide, license in such Docent Products, at no charge, for Andersen Consulting's internal business purposes, through the end of calendar year 2000. Under this internal use license, Andersen Consulting will, no later than May 1, 2000, verify that it is a user of Docent Products. Any decision to continue using the Docent Products or to license additional Docent Products will be separately negotiated by the parties.

  (e) Access to Docent Product Briefings. Docent also agrees to provide Andersen Consulting personnel preferred access to Docent product briefings, user group meetings, learning sessions and materials, and product documentation at no charge to Andersen Consulting.

  (f) Technical Support. At no charge to Andersen Consulting, Docent will provide: (1) technical support assistance to Andersen Consulting engagement teams who are assisting clients with the implementation of Docent Products, (2) technical specialists for assistance during proof of concepts or other pre-sales tasks for a limited period, and (3) access to a technical support hotline for all Andersen Consulting business integration and solution centers where Docent Products have been implemented. Docent will build a team of people to support this Alliance with Andersen Consulting. Docent shall maintain a sufficient number of people to support Andersen Consulting in connection with the Alliance consistent with the Marketing and Business Development Plan to be developed by the parties.

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  (g) Andersen Consulting Support of Docent Products. Docent will work with
      Andersen Consulting to support Docent Products in Andersen Consulting's Solution Centers and Ideas Exchange Centers and participate in the operation of the centers by providing on-site technical resources and pre-sales assistance, all in a manner agreed upon between Docent and Andersen Consulting. Andersen Consulting may from time to time provide access to Andersen Consulting developed software products and configuration templates for Docent's evaluation of possible use in future releases of Docent Products. Any such use may only be with the execution of a written agreement granting Docent the rights to use the Andersen Consulting materials upon terms and conditions (including, if appropriate, a licensing fee and conditions on term and use) that are mutually acceptable to Andersen Consulting and Docent.

  (h) Responsibility for Products and Services. Each party shall be and remain fully responsible for its products and services and for all licenses and other arrangements with users of its products and/or services, including providing warranties, maintenance and support. Each party shall remain fully responsible for the activities of its personnel. Each party will defend, indemnify, and hold harmless the other and its officers, partners, employees and affiliates from and against any claim by any third party arising out of, or in any way connected with, that party's products or services, provided, however, that the indemnified party shall have given prompt notice of the claim and shall make no settlement of such claim without the express written consent of the indemnifying party.

  (i) Subcontractor Relationships. Generally, Docent will be the licensor of its product to end users, while Andersen Consulting will contract directly with end users for Andersen Consulting's Consulting Services. The foregoing notwithstanding, the parties understand that from time to time the needs or desires of a prospective licensee of Docent Products may require one of the parties to act as a prime contractor, with the other acting as a subcontractor. Any such prime-subcontractor relationship shall be pursuant to a separate written agreement between the parties for that purpose. When such an agreement has been developed it will be used as the basis to further such relationships as appropriate. Andersen Consulting reserves the right to have Proquire LLC or another of Andersen Consulting's affiliates, act as prime contractor for licensing of Docent Product in such a situation.

  (k) Payment Obligations. There shall be no payments or obligations to pay between the parties except as expressly provided in this Alliance Agreement. Except as expressly provided in this Alliance Agreement, neither party shall have any right to share in any revenues derived by the other, nor shall there be any sharing of revenue of any kind as a result of joint marketing activities hereunder. Each party shall be fully responsible for its costs or expenses in performing under this Alliance Agreement except as expressly provided to the contrary in this Alliance Agreement.

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  (l) Pricing Model. Docent will not create pricing models nor discount structures that position other partners more favorably than the Andersen Consulting sales channel, assuming comparable relationships and level of commitment by each party.

  (m) Revenue Sharing. In all opportunities which the parties' Alliance Managers agree qualify for revenue sharing under this Alliance Agreement, including where Andersen Consulting introduces Docent to one of Andersen Consulting's established clients, or where Andersen Consulting and Docent are jointly marketing or selling their products and services pursuant to this Alliance Agreement, which result in a revenue generating arrangement with a third party, Andersen Consulting and Docent will share revenue in accordance with the Revenue Sharing Model described in Attachment C to this Alliance Agreement. The revenue sharing percentage due to Andersen Consulting will be based on the Net License Fee. The Net License Fee shall be the amount of license fees invoiced to the Client (exclusive of sales, use, VAT, GST and excise taxes) without reduction for applicable withholding taxes. Docent will not intentionally create disincentives or penalties for its Docent employees, such as reduced commission, compensation or any other manner for selling Docent Products or other software or learning content to the clients targeted by the parties, other Andersen Consulting clients, or clients within the targeted market segments.

4.    RELATIONSHIP AND INTERNAL MANAGEMENT

  (a) Alliance Management Executive. The parties' objectives for this aspect of the Alliance are to improve client satisfaction, create a win/win relationship, and to drive the growth of each party's market share. In order to accomplish these results, Andersen Consulting and Docent shall, within thirty (30) days following the execution of this Alliance Agreement, designate an Alliance Executive to be its principal representative in connection with performance under this Alliance Agreement. Each Alliance Executives will be responsible for promoting the products or services of the other party within the Alliance Sponsor's respective organization.

  (b) Alliance Manager. Andersen and Docent shall also within thirty (30) days following the execution of this Alliance Agreement designate an Alliance Manager, responsible for the overall on-going and day-to-day management of the relationship. The Alliance Managers shall meet/speak periodically, but not less than monthly. The Alliance Manager will be the primary or first point of contact for all relationship matters.

  (c) Alliance Relationship Plan. The parties also shall, within forty-five (
      45) days of the Effective Date of this Alliance Agreement, establish an overall plan for fulfilling the objectives of this Alliance Agreement (the "Alliance Relationship Plan").

  (d) Changes. Either party shall have the right to change participants described above by providing written notice to the other party, although in any case a party's

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      representatives shall always have sufficient seniority and authority for the role, and shall be reasonably acceptable to the other party.

5.    TERM AND TERMINATION

  (a) Initial Term. The initial term of this Alliance Agreement shall be three
      (3) years. Unless either party notifies the other at least ninety (90) days prior to expiration of a term of its intent not to renew, this Alliance Agreement shall renew for up to three additional two (2) year terms on the terms set forth in this Alliance Agreement. Modifications to this Alliance Agreement shall not be made except in writing executed by both parties.

  (b) Termination for Cause. Either party may terminate this Alliance Agreement at any time for material breach by the other of any term of this Alliance Agreement, provided it has given the other party prompt notice of the breach, identifying specifically the breach, and provided further that the breaching party has not cured the breach within thirty (30) days of its receipt of the notice.

  (c) Termination Without Cause. Either party may terminate this Alliance Agreement at any time upon sixty (60) days prior written notice to the other party, provided, however, that if as a result of their joint marketing efforts, either party has entered into negotiations to provide Docent Products or Andersen Consulting's Consulting Services, as the case may be, then the termination shall not be effective until the completion of such negotiations. Where one of the parties is acquired by, acquires, or merges with a third party, divests itself of material segments of its business, or reorganizes or files for relief under the bankruptcy laws, the other party may terminate this Alliance Agreement immediately upon notice of such event.

  (d) Survival. Those sections of this Alliance Agreement which would by their nature survive the termination of this Alliance Agreement, shall survive termination of this Alliance Agreement for any purpose, as shall any prime-subcontracts or licenses granted hereunder (which shall be governed by their own terms).

6.    TERMS AND CONDITIONS

  (a) Intellectual Property Rights.

      (1) Definitions.

          "Work Products" shall mean all inventions, whether or not patentable, know-how, original works of authorship, developments, improvements or trade secrets (including but not limited to, computer software or related product such as learning materials, product documentation, presentations, marketing collateral, etc.).

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          "Proprietary Rights" shall mean rights in any tangible or intangible property that is protected by any letters patent, trade secret, copyright, trademark, service mark, trade name or similar proprietary rights recognized by common law or statute.

      (2) Ownership of Docent Developed Work Products. Docent shall own all Proprietary Rights in all Work Products developed by Docent. Such Docent-owned Work Products, means all Work Products to which Docent has materially contributed to the specification, design, coding, documentation, quality assurance or support. Andersen Consulting hereby assigns all Proprietary Rights in such Docent-owned Work Products to Docent and agrees that such Docent-owned Work Products may be used by Andersen Consulting only with Docent's prior written consent. Notwithstanding the foregoing, Docent agrees that if any such Docent-owned Work Products contain information which is confidential to Andersen Consulting, it shall be used by Docent only in accordance with the terms of the confidentiality provision set forth in the Alliance Agreement. In general, all software and related products developed by Docent personnel are solely owned and copyrighted by Docent. In general, any computer software or related product (learning materials, product documentation, presentations, marketing collateral, etc.) upon which Docent contributes materially to the specification, design, coding, documentation, quality assurance or support will be classified as Docent-owned work product. Such products may be used by Andersen Consulting only with the permission of Docent.

      (3) Ownership of Andersen Consulting Developed Work Products. Andersen Consulting shall own all Proprietary Rights in any Work Products developed by Andersen. Such Andersen-owned Work Products means all Work Products to which Andersen Consulting has materially contributed to the specification, design, coding, documentation, quality assurance or support. Docent hereby assigns all Proprietary Rights in such Andersen-owned Work Products to Andersen Consulting and agrees that such Andersen-owned Work Products may be used by Docent only with Andersen's prior written consent. Notwithstanding the foregoing, Andersen Consulting agrees that if any such Andersen-owned Work Products contain information which is confidential to Docent, it shall be used by Andersen Consulting only in accordance with the terms of the Confidentiality Agreement. The Andersen-owned Work Products shall include a copyright notice identifying Andersen Consulting as the owner of the copyright therein. In general, any business integration knowledge capital (ideas, concepts, packaged knowledge, methodologies etc.) upon which Andersen Consulting contributes materially to the specification, design, development or use will be classified as Andersen Consulting-owned work product. Such products may be used by Docent only with the permission of Andersen Consulting.

      (4) Ownership of Jointly Developed Work Products. The parties' rights in jointly developed Work Products shall be as provided in specific written "Joint Development Agreements." The parties acknowledge that for purposes of this Alliance Agreement, the joint Docent-Andersen Consulting eLearning Prototype

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          jointly developed by the parties under their Letter of Understanding, dated January 21, 2000, shall be jointly owned by the parties with no right nor obligation of accounting to the other.

      (5) Pre-Existing Andersen Consulting Materials. In the course of the development effort hereunder, the parties may conclude that pre-existing Andersen Consulting proprietary materials might be appropriate for use in connection with Docent Products. In such cases, agreed by the parties in writing, Andersen Consulting will retain its ownership in such materials and derivative works thereof and shall be free to continue to use them without restriction, but may provide a license to Docent to use or incorporate such materials with Docent Products.

  (b) Confidentiality. During the course of the Alliance, each party may be given access to information (in hardcopy and/or electronic form) that relates to the other's past, present, and future research, development, business activities, products, services, and technical knowledge (including but not limited to the Docent Products and Andersen Consulting's Consulting Services). Such information which has been labeled as confidential information, is identified by the disclosing party as confidential information in a contemporaneous writing, or is provided under circumstances in which the parties knew or reasonably should have known from the circumstances of the disclosure that the information was confidential, will be considered Confidential Information for purposes of this Agreement. In connection therewith, the subsections set forth below shall apply.

      (1) The Confidential Information of the disclosing party may be used by the receiver only in connection with the purposes of this Alliance Agreement.

      (2) Each party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event shall either party exercise less than reasonable care in protecting such Confidential Information. Access to the Confidential Information shall be restricted to Andersen Consulting and Docent personnel engaged in a use permitted hereby.

      (3) The Confidential Information may not be copied or reproduced without the disclosing party's prior written consent.

      (4) All Confidential Information made available hereunder, including copies thereof, shall be returned or destroyed upon the first to occur of (a) completion of the Services or (b) request by the disclosing party, unless the receiver is otherwise allowed to retain such Confidential Information.

      (5) Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence,

#####-CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

          (ii) independently developed by or for it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement.

      (6) If either party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the other party, it shall provide prompt notice to the other of such receipt. The party receiving the subpoena shall thereafter be entitled to comply with such subpoena or other process to that extent permitted by law. Services provided hereunder in no event include Andersen Consulting acting as an expert witness or otherwise providing litigation support services.

  (c) Publicity. All press releases, publicity, marketing or sales materials, or other materials developed by or on behalf of either party to further the purposes of this Alliance Agreement that refer to this Alliance Agreement or the relationship between the parties, or otherwise use the name or trademark of the other party, shall be subject to prior review and written approval by the Alliance Executive of the other party. Under no circumstances, without prior written approval, shall either party reference this relationship, and/or use either party's name, brand, and/or logo in any external market communications, publications, websites, or in any other manner. The parties may designate types or classes of materials that will be previously approved by the parties and therefore do not require additional approval at the time of use/issuance. Nothing in this Alliance Agreement conveys any license or right to any trademark, service mark, trade name or other name of either party. The foregoing notwithstanding, either party may include factual descriptions of the relationship between the parties in presentations without consent.

  (d) Notices. Any notice or formal communication required or permitted under this Alliance Agreement shall be in writing and delivered to the parties at the following addresses:

      If intended for Andersen Consulting:

          Mr. Robert Lauer, Partner
          Andersen Consulting: LLP
          200 Public Square, Ste. 1900
          Cleveland, OH 44114

#####-CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
                                 Page 13 of 17

      With copies of any notice of breach or other legal action to:

          General Counsel
          Andersen Consulting LLP
          100 South Wacker Drive, Ste. 500
          100 South Wacker Drive
          Chicago, IL 60606

          If intended for Docent:

          Mr. Dave Ellett,
          President and CEO
          Docent, Inc.
          2444 Charleston Road
          Mountain View, California 94043

  (e) Non-solicitation. Neither party shall, during the term of this Alliance Agreement and a period of one year after termination hereof, solicit to hire or solicit to retain in any form any personnel of the other to which such party was exposed during the performance of this Alliance Agreement, without prior mutual approval. The foregoing restriction shall not apply to employment in response to general solicitations not directed to a specific individual or group of individuals within either Docent's or Andersen Consulting's organizations. Except where a party expressly authorizes in writing in advance, should the other party solicit, offer work to, employ, or contract with (whether as a partner, employee or independent contractor, directly or indirectly) any of the party's personnel during their participation in this Agreement, or during the twelve (12) months thereafter, then such party shall pay to the other party compensation equal to One-Hundred Fifty percent (150%) of the annualized compensation paid or offered to such Personnel by that party. Each party acknowledges that: (a) the other party has a valid interest in maintaining a stable work force; (b) this provision is reasonably tailored to that purpose; and (c) that the liquidated damages amount is a reasonable approximation of the costs and damages that a party would incur as a result of such action by the other party. For purposes of this Alliance Agreement, "Personnel" includes any individual or company either party engages as a partner, employee or independent contractor and with which the other party comes into direct contact in the course of this Alliance Agreement.

  (f) Non-assignment. Neither this Alliance Agreement nor any of the rights or obligations hereunder shall be assigned by either party without the prior written consent of the other party, provided that Andersen Consulting may assign this Alliance Agreement to any other entity within the Andersen Consulting Worldwide organization via the local country addendum.

#####-CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
                                 Page 14 of 17

  (g) Entire Agreement. This Alliance Agreement, together with the Attachments, constitutes the entire business agreement between the parties hereto and supersedes any and all prior agreements, arrangements and/or understandings between the parties relating to the subject matter hereof. This Alliance Agreement shall not be deemed or construed to be modified or amended except by written agreement of the parties. In no event shall either party to this Alliance Agreement have any liability to the other for any incidental, consequential, indirect or punitive loss, damage or expense, even if it has been advised of its possible existence.

  (h) No Waiver. The failure of either party at any time to require performance by the other of any provision hereof shall in no way constitute a waiver thereof unless waived in writing. Nor shall the waiver of any breach of any provision hereof be held to be a waiver of any subsequent breach of such provision or any other provision.

  (i) Force Majeure. Neither party shall be liable for any delays or failure in performance due to causes beyond its reasonable control.

  (j) Indemnities.

      (1) Docent shall defend, indemnify and hold harmless Andersen Consulting and its partners and employees from and against any loss, claim, damage or liabilities (or actions in respect thereof that may be asserted by any third party) that may result from any third party claims arising out of or relating to any use by a Docent customer of any Docent Products and services provided by Docent and will reimburse Andersen Consulting for all expenses (including counsel fees) as incurred by Andersen Consulting in connection with any such action or claim, except to the extent any such claim is covered by the foregoing indemnity obligations of Andersen Consulting.

      (2) Andersen Consulting shall defend, indemnify and hold harmless Docent and its partners and employees from and against any loss, claim, damage or liabilities (or actions in respect thereof that may be asserted by any third party) that may result from any third party claims arising out of or relating to Andersen Consulting's services to an Andersen Consulting client and will reimburse Docent for all expenses (including counsel fees) as incurred by Docent in connection with any such action or claim, except to the extent any such claim is covered by the preceding indemnity obligations of Docent.

      (3) Upon notice by Andersen Consulting in writing of a third party claim against Andersen Consulting that any Docent Product infringes any patent, a copyright, a trade secret, or other intellectual property right of any third party, Docent will defend such claim at its expense and will pay any costs or damages that may be finally awarded against Andersen Consulting. Docent will not indemnify Andersen Consulting, however, to the extent that the claim of infringement is caused by (1) Andersen Consulting's misuse or modification of Docent Product; or

#####-CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
                                 Page 15 of 17

          (2) Andersen Consulting's use of Docent Product in combination with any product or information not owned or developed by Andersen Consulting.

      (4) The limit of each party's liability (whether in contract, tort, negligence, strict liability in tort or by statute or otherwise) to other, arising out of or in any manner related to this Alliance Agreement, for any and all claims, shall not in the aggregate exceed the sum of One Million Dollars ($1,000,000.00). In no event shall either party be liable for consequential, incidental or punitive loss, damage or expenses (including but not limited to business interruption, lost business, or lost savings) even if it has been advised of their possible existence. Any action by either party must be brought within two (2) years after the cause of action arose.

  (k) Conflict Resolution. The parties agree that in the event of a dispute or alleged breach of this Alliance Agreement, they will work together in good faith first to resolve the matter internally with the participation of the Alliance Managers by escalating it to higher levels of management (first to the Alliance Sponsor, then to the Alliance Executives) and then, if necessary, to use a mutually agreed alternative dispute resolution technique prior to resorting to litigation. This provision shall not apply to disputes involving confidentiality or infringement of intellectual property rights (in which case either party shall be free to seek available remedies in any forum).

  (l) Warranty. Each party agrees that its obligations and responsibilities under this Alliance Agreement will be performed in a good and workmanlike manner, and will reperform any work not in compliance with this warranty brought to its attention within a reasonable time. Neither party makes and representations or warranties to the other regarding specific results of the joint or separate marketing activities under this Alliance Agreement

      THE PRECEDING IS EACH PARTY'S ONLY WARRANTY MADE IN CONNECTION WITH THIS ALLIANCE, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

  (m) Governing law. This Alliance Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflict of laws rules.

#####-CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
                                 Page 16 0f 17

IN WITNESS WHEREOF, the parties have executed this Alliance Agreement as of the date set forth above.



Docent, Inc.                                 Andersen Consulting LLP

_______________________________              _________#####_________________
Authorized Signature                         Authorized Signature

_______________________________              _________#####_________________
Name (Printed or Typed)                      Name (Printed or Typed)

_______________________________              _________#####_________________
Title (Printed or Typed)                     Title (Printed or Typed)

_______________________________              _______________________________
Date of Signature                            Date of Signature

#####-CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
                                 Page 17 of 17

                              ATTACHMENT A TO THE
                       MASTER ALLIANCE AGREEMENT BETWEEN
                   DOCENT, INC. AND ANDERSEN CONSULTING LLP

_______________________________________________________________________________

                           SAMPLE TEAMING AGREEMENT

_______________________________________________________________________________

     This Teaming agreement is entered into as of          , by and between
Andersen Consulting LLP, an Illinois partnership with an office at 1661 Page Mill Road, Palo Alto, California 94304 ("Andersen Consulting") and Docent, Inc.,
a California corporation with its principal office at           ("Docent").

     Whereas,          (the "Client") has issued a Request for Proposal,
Number         , (the "RFP") for          (the "Project"); and

     Whereas, Andersen Consulting intends to submit a proposal in response to the RFP (the "Proposal"); and

     Whereas, the parties have complementary capabilities not available within their respective organizations, and it is to their mutual benefit to act as a team for the purpose of preparing and submitting the Proposal for the Project; and

     Whereas, Andersen Consulting, if it received the contract award, would be responsible for the Project, including overall project management, and would contemplate subcontracting portions of the Project to other firms, including Docent.

     Now, therefore, in consideration of the premises and of the promises exchanged herein, Andersen Consulting and Docent agree as follows:

ARTICLE 1 - PROPOSAL PREPARATION

1.1 The parties shall cooperate to (1) prepare the Proposal for presentation to the Client in response to the RFP and (2) secure the contract for the Project.

1.2 Docent shall submit to Andersen Consulting all necessary technical and business data and information concerning its proposed portion of the Project, including accurate, current, complete and reasonable pricing data, for use in preparation of the Proposal. Docent shall make available appropriate and high-quality personnel to provide reasonable assistance to Andersen Consulting in the preparation of the Proposal as directed by Andersen Consulting. Docent shall not remove the personnel identified in Exhibit A from the Proposal preparation effort without Andersen Consulting's consent.

                                 Page 1 of __

1.3 Andersen Consulting shall prepare the entire Proposal, integrate the information provided by Docent and submit the Proposal to the Client. Andersen Consulting shall include Docent's price for its proposed portion of the Project in the Proposal. Andersen Consulting shall consult with Docent on all matters regarding the content of the Proposal which concern the portion of the Project to be performed by Docent prior to submission of the Proposal to the Client.

1.4 Andersen Consulting shall identify Docent as a proposed subcontractor and describe Docent's Project responsibilities in the Proposal. As part of the Proposal, Andersen Consulting shall work to secure Client approval of Docent as a subcontractor.

1.5 Andersen Consulting shall be responsible for any contract negotiations with the Client and, subject to Client approval, agrees to give Docent an opportunity to be present at meetings with the Client which may concern Docent's proposed portion of the Project.

1.6 Andersen Consulting agrees to consult with and obtain the concurrence of Docent prior to making any Proposal change which affects Docent's proposed portion of the Project.

1.7 Andersen Consulting agrees to keep Docent advised of all changes in the Client's requirements and the probability of its receipt of the contract award.

1.8 Andersen Consulting shall use reasonable and commercial efforts after submission of the Proposal to the Client to obtain the contract award, including participation in oral presentations and preparation of best and final offers mutually acceptable to Andersen Consulting and the Client, and Docent agrees to assist in such effort as Andersen Consulting may reasonably require.

ARTICLE 2 - RELATIONSHIP OF THE PARTIES

2.1 The parties shall act as independent contractors in the performance of this Teaming Agreement. Neither party shall act as, or be deemed to be, agent for or partner of the other party for any purpose whatsoever, and the employees of one party shall not be deemed the employees of the other party.

2.2 Nothing in this Teaming Agreement shall be construed to grant either Andersen Consulting or Docent the right to make commitment of any kind for or on behalf of the other party without prior written consent of the other party.

2.3 It is understood and agreed that, in the event a contract is awarded to Andersen Consulting by the Client in response to its Proposal, Andersen Consulting shall be the prime contractor. As a result of any contract award , Client shall purchase Docent Software directly from Docent, Inc..

2.4 Andersen Consulting shall not solicit from any other firm the specific services and deliverables included in Docents' proposed portion of the Project, unless the Client disapproves


                                 Page 2 of __
of Docent, the parties are unable to negotiate a subcontract agreement, this Teaming Agreement is terminated pursuant to Article 7 below, or Docent agrees thereto.

2.5 Docent agrees that during the term of this Teaming Agreement it shall not in its own name, or in a teaming arrangement with a third party, prepare a proposal in response to an RFP where Docent knows that Andersen Consulting is preparing a proposal in response to the same RFP. It is understood, however, that Docent may participate in the Project with another firm in the event such other firm is awarded the contract.

2.6 All contacts with the Client with respect to the Proposal shall be the responsibility of Andersen Consulting. Any contacts made by Docent with the Client shall be only with the full knowledge, prior concurrence and participation of Andersen Consulting.

2.7 During the term of this Teaming Agreement, and for a period of one year immediately following the termination of this Teaming Agreement, neither Andersen Consulting nor Docent shall knowingly make an offer of employment to any officer, partner or employee of the other who is involved with the efforts under this Teaming Agreement, without prior written approval of the other party.

ARTICLE 3 - PERFORMANCE

3.1 In the event of contract award to Andersen Consulting, subject to the Client's approval, and provided Docent has complied with the terms and conditions of this Teaming Agreement, the parties hereto shall immediately commence good faith negotiations of a subcontract consistent with the terms of this Teaming Agreement, encompassing Docent's proposed services and deliverables for the Project and other appropriate tasks required by the prime contract. Subject to the requirements of the prime contract with the Client, applicable laws and regulations and agreement on other terms and conditions, the parties shall enter into the subcontract. Andersen Consulting agrees to use its best efforts to secure approval of the subcontract by the Client in the event such approval is necessary. Andersen Consulting may, in its discretion, authorize Docent to begin work, at the direction of Andersen Consulting, prior to execution of the subcontract, subject to the terms hereof.

3.2 The specific work to be performed by Docent shall be defined in the subcontract and/or in task orders issued thereunder by Andersen Consulting from time to time. Exhibit A, attached hereto and incorporated herein by reference, describes basic responsibilities and understandings of the parties under this Teaming Agreement and to be addressed by the subcontract.

3.3 The subcontract with Docent shall include, among other appropriate provisions, those provisions of the prime contract between Andersen Consulting and the Client which, by the nature of the terms, are required to be flowed down to a subcontractor, including but not limited to, the term of contract, confidentiality, ownership of intellectual property, non-discrimination, insurance, warranty, limitation of liability and indemnification. Docent shall advise Andersen Consulting, prior to submission of the Proposal, of any clauses or provisions

                                 Page 3 of __
of the RFP to which Docent takes exception; any clauses or provisions to which exception is not taken may be included in the subcontract.

ARTICLE 4 - COSTS

4.1 Any and all costs, expenses, or liabilities of either Andersen Consulting or Docent arising out of this Teaming Agreement or its implementation shall be borne by each party separately and individually. Neither party shall be liable or obligated to the other for any such cost, expense or liability.

ARTICLE 5 - PROPRIETARY INFORMATION

5.1 The parties anticipate that it may be necessary to provide access to confidential and/or proprietary information to each other pursuant to this Teaming Agreement in preparation of the Proposal and/or performance of Project ("Proprietary Information"). Proprietary Information shall be clearly identified or labeled as such by the disclosing party at the time of disclosure. Where concurrent identification of Proprietary Information is not feasible, the disclosing party shall provide such identification as promptly thereafter as possible.

5.2 Each of the parties agrees that it shall protect the confidentiality of the Proprietary Information in the same manner as it protects its own proprietary information of like kind. Disclosures of Proprietary Information shall be restricted to those individuals who are directly participating in preparation of the Proposal and other work related to the Project. The parties shall return all Proprietary Information of the other upon the earlier of a request by the disclosing party or upon termination of this Teaming Agreement, unless a subcontract is executed by the parties.

5.3 Neither party shall reproduce, disclose or use Proprietary Information except as follows:

5.3.1 Proprietary Information furnished by Andersen Consulting may be used by Docent in performing its obligations under this Teaming Agreement.

5.3.2 Proprietary Information furnished by Docent may be used by Andersen Consulting in performing its obligations under this Teaming Agreement, including preparation of the Proposal for submission to the Client.

5.3.3 Proprietary Information furnished by Andersen Consulting or Docent may be used in accordance with written authorization received from the disclosing party.

5.3.4 If either party receives a subpoena or other validly issued administrative or judicial process requesting Proprietary Information of the other party or Proprietary Information of the Client which that party has received from the other, it shall provide prompt notice to the other of such subpoena or other process. The party in receipt of process shall thereafter be entitled to comply with such process to the extent permitted by law.

                                 Page 4 of __

5.4 The limitations on reproduction, disclosure, or use of Proprietary Information shall not apply to, and neither party shall be liable for, reproduction, disclosure, or use of Proprietary Information of the other where:

a. Prior to the receipt under this Teaming Agreement, the information was developed independently by the party receiving it, or was lawfully received from other sources without an obligation of confidence, including the Client; or

b. Subsequent to the receipt under this Teaming Agreement, the information (i) is published or otherwise disclosed to others by the disclosing party without restriction, (ii) has been lawfully obtained from other sources by the party that received the Proprietary Information, (iii) otherwise comes within the public knowledge or becomes generally known to the public without breach of this Teaming Agreement, or (iv) is independently developed by the party the received the Proprietary Information.

5.5 Neither the execution of the Alliance Agreement, nor the furnishing of any Proprietary Information by either party shall be construed as granting to the other party expressly, by implication, by estoppel or otherwise, any license under any invention, patent, trademark, copyright or other proprietary right now or hereafter owned or controlled by the party furnishing same.

5.6 The provisions of this Article 5 shall survive termination of this Teaming Agreement.

ARTICLE 6 - RIGHTS IN INVENTIONS

6.1 Inventions conceived pursuant to this Teaming Agreement shall remain the property of the originating party. In the event of joint inventions, the parties shall engage in good faith negotiations to establish their respective rights. Failing agreement, each party shall have equal ownership and rights in such joint inventions, without further obligation or accounting to the other party. It is understood and agreed that Docent may be required to and shall grant licenses or other rights to Andersen Consulting and/or the Client to inventions, data, and information in accordance with the prime contract unless exceptions to Rights in Data or similar contract clauses has been taken.

ARTICLE 7 - TERMINATION OF AGREEMENT

7.1 This Teaming Agreement shall expire upon the happening of one of the following events, whichever occurs first:

a. Notice from the Client that it will not award a contract for the Project pursuant to the RFP.

b. Notice from the Client of award of a contract for the Project to a firm other than Andersen Consulting.

                                 Page 5 of __

c. Notice from the Client stating its disapproval of the use of Docent as a subcontractor or direction to select someone other than Docent for the work identified as Docent's responsibility in the Proposal; provided, however, that if the Client disapproves the use of Docent for any reason that is curable, Andersen Consulting will, in good faith, seek from the Client an opportunity to have Docent cure such situation and thereafter resubmit Docent as a proposed subcontractor for the Client's approval.

d. Execution of a subcontract by and between Andersen Consulting and Docent for performance of portions of the Project.

e. The expiration of 12 months from the date of this Teaming Agreement; provided, however, this Teaming Agreement shall be extended for one additional year if a Proposal has been submitted and the Client has not provided written notice as to contract award within the 12-month period.

f. Inability of the parties to execute a subcontract within sixty (60) days of contract award and either party has given notice of its intent to terminate.

g. The Client so materially modifies the requirements of the Project that the parties mutually deem it to be in their best business interests to withdraw from this Teaming Agreement.

h. The insolvency, bankruptcy, reorganization under the bankruptcy laws, or assignment for the benefit of creditors of either party.

i. Material breach of this Teaming Agreement by either party with such breach remaining unremedied fifteen (15) days after receipt of notice of the breach.

j.   Mutual agreement of the parties to terminate the Alliance Agreement.

ARTICLE 8 - PUBLICITY

8.1 If Andersen Consulting receives the contract award from the Client, either party may issue a news release, public announcement, advertisement or any other form of publicity concerning its role in the Project, provided such party obtains prior written consent to such publication from the other and from the Client, if required.

8.2 In their publicity the parties agree to give appropriate credit and recognition to the participation of the other party to this Teaming Agreement in a form acceptable to the other Party.

ARTICLE 9 - GENERAL

9.1 Any notices, requests, consents and other communications hereunder shall be in writing and shall be effective either when delivered personally to the party for whom intended, or five

                                 Page 6 of __

(5) days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at the address set forth below:

a.   If to Andersen Consulting to:


     Attn:

b.   If to Docent to:



     Attn:

9.2 This Teaming Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the express prior written consent of the other party, except that Andersen Consulting may assign it to any other affiliated entity of the Arthur Andersen Consulting Worldwide Organization. No provision of this Teaming Agreement my be waived except by a writing by the party to be charged nor may this Teaming Agreement be amended except by a writing executed by both parties.

9.3 This agreement shall be governed and construed under the laws of the State of Illinois.

9.4 Neither party shall be liable for delays or failure in performance due to causes beyond its control.

9.5 The foregoing represents the complete and exclusive statement of the agreement between the parties and supersedes any and all prior oral or written agreements, proposals, commitments, understandings, or communications with respect to the subject matter of this Teaming Agreement.

                                 Page 7 of __

IN WITNESS WHEREOF, the parties hereto have caused this Teaming Agreement to be executed, each by its duly authorized representative, as of the date first above written:



DOCENT, INC                             ANDERSEN CONSULTING LLP

_________________________________       __________________________________
Authorized Signature                    Authorized Signature

_________________________________       __________________________________
Name (Printed or Typed)                 Name (Printed or Typed)

_________________________________       __________________________________
Title (Printed or Typed)                Title (Printed or Typed)

_________________________________       __________________________________
Date of Signature                       Date of Signature

                                 Page 8 of __

EXHIBIT A

THIS IS ONLY A SAMPLE -- EXHIBIT A SHOULD BE TAILORED TO THE SPECIFIC PROPOSAL EFFORT AND THE CONTEMPLATED CONTRACT

Additional Responsibilities of the Parties

     In support of the proposal effort defined in the Teaming Agreement, and in order to establish the basis for negotiation of a subcontract in the event Andersen Consulting is awarded the prime contract for the Project, the following detailed responsibilities are defined and agreed to by both parties.

1.   General

a. Andersen Consulting shall have the overall project management responsibility and final decision-making authority on all Project matters, including those areas under responsibility of Docent.

b. Docent personnel shall work as members of the Project team, with assigned tasks, deliverables and due dates. Assignments shall be made by Andersen Consulting.

c. In order to facilitate coordination, communications and project control, all Project work, including subcontracted work, shall be done at the designated Andersen Consulting Project location. Exceptions will be made for those activities requiring work to be done at the Client sites and certain activities which may be done at Docent's site with prior Andersen Consulting approval.

d. Work status reviews, Quality Assurance reviews, and approvals of major actions in all Project related matters shall be headed by Andersen Consulting, with the participation of Docent's personnel as required. Final decision-making authority rests with Andersen Consulting.

e. Quality Assurance procedures, the Change Control process, standards and procedures, and project planning and reporting procedures for the overall Project shall be established by Andersen Consulting, in concert with Docent and approved by the Client.

f. Docent shall deal only with Andersen Consulting in all matters relating to the work stated in the subcontract. Client communication shall be limited to those aspects of obtaining or confirming information for the purpose of performing the work subcontracted.

     Decisions related to Project performance, status, system architecture or any major issue affecting the Project, are to be discussed with Andersen Consulting prior to joint discussion with the Client.

                                 Page 1 of __

g. Andersen Consulting reserves the right to approve assignment of Docent personnel to the Project and to require replacement of Docent personnel during the Project.

2.   Areas of Responsibility of the Parties

2.1  Andersen Consulting

     The following are Andersen Consulting responsibilities:

a.   Proposal preparation, submission and further negotiations with the Client.

b. Overall Project Management and Control, including Quality Assurance, Project Planning and Control, and Change Control functions.

c. Final decision-making authority for all Project matters, including assignment of Docents.

d. Primary Client interface in all matters which could change the goals and objectives established in the prime contract.

e. Reviewing, controlling and following up on all Project activities and milestones, and prescribing corrective measures as required, including Docent areas of responsibility.

f.   Coordination with Docent as required by the Project.

g. Reporting the overall Project status and performance against plans (including Docent work status) to the Client.

h.   Administering the prime contract and subcontracts.

2.2  Docent [EXAMPLE -- FOR ILLUSTRATIVE PURPOSES ONLY]

     The following are Docent responsibilities:

a. Assign personnel, as required, to complete approximately 1,600 hours in tasks 1 and 2 through senior professionals experienced in:

 .    Alternative ADP hardware and software configurations, approaches and cost-
benefit analyses and documentation

 .    Support of development of RFPs and selection criteria and performance criteria

 .    Support of installation and implementation planning.

b.   Perform work tasks assigned and supervised by Andersen Consulting.

                                 Page 2 of __

c. Identify primary and secondary Docent personnel to assume responsibility for work tasks assigned by Andersen Consulting.

d.   Participate in Project activities as required by Andersen Consulting.

e.   Discrete tasks?

f.   In the Proposal effort. (key personnel) ,     and     shall provide such
time as needed to perform Docents' obligations under this Teaming Agreement.

                                 Page 3 of __

                              ATTACHMENT B TO THE
                       MASTER ALLIANCE AGREEMENT BETWEEN
                   DOCENT, INC. AND ANDERSEN CONSULTING LLP


_______________________________________________________________________________

                MODEL SOFTWARE LICENSING AND SERVICES AGREEMENT

________________________________________________________________________________

     THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (this "Software Licensing Agreement") is between Docent, Inc., a California corporation ("Docent"), and Andersen Consulting LLP, an Illinois limited liability partnership ("Andersen Consulting").

     The terms of this Software Licensing Agreement shall apply to each Program License granted by Docent under this Software Licensing Agreement. When completed by the parties, the Order Form(s) to this Software Licensing Agreement shall evidence the Program Licenses granted and the services to be provided to Andersen Consulting hereunder.

1.   DEFINITIONS

1.1 "Program" or "Programs" shall mean the computer software in object code form owned or distributed by Docent for which Andersen Consulting is granted a Program License pursuant to this Software Licensing Agreement; the media upon which such software is delivered to Andersen Consulting; the guides and manuals for use of such software ("Documentation"); and Updates.

1.2 "Designated System" or "Designated Systems" shall mean the computer hardware and operating system(s) designated on the Order Form(s).

1.3 "User System" shall mean the computer hardware and operating systems operated by Users in the course of their employment with Andersen Consulting, including notebook and portable computers.

1.4 "Server Programs" shall mean those portions of the Programs that reside and operate on the Designated System.

1.5 "User Programs" shall mean those portions of the Programs that reside and operate on User Systems.

1.6 "User" or "Users" shall mean an individual or individuals authorized by Andersen Consulting to use specified Programs, regardless of whether the individual is actively using the

                                 Page 4 of __

Programs at any given time. The maximum number of Users that may use the User Programs or access the Server Programs consistent with the terms of Program Licenses granted herein is specified on the Order Form(s).

1.7 "Limited Production Program" shall mean a Program which is not generally licensed for commercial use by Docent or which is not listed in Docent's generally available marketing literature or which is designated as a Limited Production Program by Docent.

1.8 "Ancillary Program" shall mean third party software delivered with or embedded in the Programs that is necessary for the operation of the Programs.

2.   PROGRAM LICENSE

2.1  Rights Granted.

     A. Docent grants to Andersen Consulting a nontransferable, nonexclusive license to use the Programs which Andersen Consulting obtains under this Software Licensing Agreement ("Program License") as follows:

     i) To use the User Programs and Server Programs on a royalty free basis solely in connection with Andersen Consulting's consulting activities, including marketing, training, configuration, internal pilots, and integration of the Server Programs at Andersen Consulting's client sites, which support marketing and licensing of the Programs by Docent to other third parties, up to the applicable maximum number of designated Users as set forth in the Order Form(s);

     ii) To use the Documentation provided with the Programs on a royalty free basis and in support of Andersen Consulting's authorized use of the Programs;

     iii)  To use the Programs in conjunction with other software products.

     B. Andersen Consulting agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs.

     C. Andersen Consulting agrees not to use Programs in connection with Andersen Consulting's internal information management requirements other than those activities described in 2.1.A.i above.

     D. Docent shall retain all title, copyright and other proprietary rights in and to the Programs. Andersen Consulting does not acquire any rights, express or implied, in the Programs, other than those specified in this Software Licensing Agreement. In no event shall Andersen Consulting be precluded from developing for itself, or for others, materials which are competitive with Docent Products, irrespective of their similarity thereto. In addition, Andersen Consulting shall be free to use its general knowledge, skills and experience, and any ideas, concepts, know-how, and techniques within the scope of its consulting practice that are used in the course of sharing information with Docent.

                                 Page 5 of __

     E. To use a Program, Andersen Consulting may need to use an Ancillary Program. The Ancillary Program may be used only in combination with Programs for the purpose of installing or operating Programs as described on the Order Form(s) or Documentation, and for no other purpose. Andersen Consulting shall have no right to use Ancillary Programs in connection or combination with any other software programs.

     F. As an accommodation to Andersen Consulting, Docent may supply Andersen Consulting with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). Andersen Consulting acknowledges that these products may not be suitable for general use.

     G. Docent hereby represents and warrants that it has the right to provide the Programs to Andersen Consulting under this Software Licensing Agreement.

2.2 Transfer and Assignment. Andersen Consulting may transfer a Program within its organization from the Designated System to another Designated System, provided Andersen Consulting maintains a log showing the distribution of Programs and provide Docent with written notification of such transfer.

2.3 Verification. At Docent's written request, not more frequently than annually, Andersen Consulting shall furnish Docent with a certificate executed by an officer of Andersen Consulting (a) verifying that the Programs are being used pursuant to the provisions of this Software Licensing Agreement, including any User and other limitations; and (b) listing the locations, types and serial numbers of the Designated Systems on which the Programs are run.

     Docent may, at its expense and upon thirty (30) days prior written notice to Andersen Consulting, audit Andersen Consulting's use of the Programs. Any such audit shall be conducted during regular business hours and shall not unreasonably interfere with Andersen Consulting's business activities. Audits shall be conducted no more than once annually.

3.   TERM AND TERMINATION.

3.1 Term. Each Program License granted under this Software Licensing Agreement shall remain in effect perpetually unless the Program License or this Software Licensing Agreement is terminated as provided in Section 3.2 or 3.3.

3.2 Termination by Andersen Consulting. Andersen Consulting may terminate any Program License at any time by providing written notice to Docent; provided, however, that termination hereunder shall not relieve Andersen Consulting of its obligations specified in Section 3.4.

3.3 Termination by Docent. Docent may terminate this Software Licensing Agreement or any Program License in the event Andersen Consulting breaches any obligation under this Software Licensing Agreement.

                                 Page 6 of __

3.4 Effect of Termination. Termination of this Software Licensing Agreement or any license shall not limit either party from pursuing other remedies available to it including injunctive relief. The parties' rights and obligations under Sections 2.1.B, 2.1.D, and Sections 4 and 5 shall survive termination of this Software Licensing Agreement.

3.5 Handling of Programs Upon Termination. If a Program License granted under this Software Licensing Agreement terminates, Andersen Consulting shall: (a) cease using the Programs, and (b) certify to Docent with ten (10) days after expiration or termination that Andersen Consulting has destroyed or has returned to Docent the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

4.   DISCLAIMERS AND LIMITATION OF LIABILITY.

4.1 Disclaimers. Docent makes no warranty or representation whatsoever regarding the Programs or Documentation including but not limited to any express or implied warranty, including any implied warranties of merchantability or fitness for a particular purpose. Docent does not warrant that the Programs will meet Andersen Consulting's requirements, that the Programs will operate in the combinations which Andersen Consulting may select for use, that the operation of the Programs will be uninterrupted or error-free, or that all Program errors will be corrected.

4.2 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OF ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The provisions of this Software Licensing Agreement allocate the risks between Docent and Andersen Consulting. Docent's pricing reflects this allocation of risk and the limitation of liability specified herein.

5.   GENERAL TERMS

5.1 Nondisclosure. By virtue of this Software Licensing Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Docent's Confidential Information shall include but not be limited to the Programs, source code, algorithms, formulas, methods, know how, processes, designs, new products, developmental work, marketing requirements, marketing plans, Andersen Consulting names, prospective Andersen Consulting names, the terms and pricing under this Software Licensing Agreement, and all information clearly identified in writing at the time of disclosure as confidential.

     A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party

                                 Page 7 of __
either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Andersen Consulting shall not disclose the results of any performance tests of the Programs to any third party without Docent's prior written approval.

     The parties agree to hold each other's Confidential Information in confidence during the term of this Software Licensing Agreement and for a period of five years after termination of this Software Licensing Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Software Licensing Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Software Licensing Agreement.

5.2 Governing Law. This agreement and all matters arising out of or relating to this Software Licensing Agreement, shall be governed by the laws of the State of California, excluding its conflict of law provisions.

5.3 Notices. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given upon the date sent by confirmed facsimile or three (3) days following the date such notice was mailed by first class mail, to the addresses first set forth above.

     To expedite order processing, Andersen Consulting agrees that Docent may treat documents faxed by Andersen Consulting to Docent as original documents; nevertheless, either party may require the other to exchange original signed documents.

5.4 Severability. In the event any provision of this Software Licensing Agreement is held to be invalid or unenforceable, the remaining provisions of this Software Licensing Agreement will remain in full force.

5.5 Waiver. The waiver by either party of any default or breach of this Software Licensing Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Docent's proprietary rights in the Programs, no action, regardless of form, arising out of this Software Licensing Agreement may be brought be either party more than one year after the cause of action has occurred.

5.6 Export Administration. Andersen Consulting agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export Laws; or (ii) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

5.7 Relationship Between the Parties. Docent is an independent contractor; nothing in this Software Licensing Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

                                 Page 8 of __

5.8 Successors. This Software Licensing Agreement shall inure to the benefit of the successors and assigns of Docent and, subject to the restrictions transfer or assignment herein set forth, shall be binding upon the Andersen Consulting and Andersen Consulting's successors and assigns.

5.9 Entire Agreement. This Software Licensing Agreement, together with the exhibits, appendices and attachments hereto, constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Software Licensing Agreement and such exhibits, appendices and attachments. This Software Licensing Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Software Licensing Agreement.

The Effective Date of this Software Licensing Agreement shall be ______________, 2000.


Executed by Andersen Consulting LLP              Executed by Docent, Inc.


Signature:  ________________________             Signature:  ___________________

Name:  ___________________________               Name:  ______________________

Title:  ____________________________             Title:  _______________________

                                 Page 9 of __

Schedule 1

Software License and Services  Agreement Order Form
[and Local Country Addendum]

     Software licenses and services shall be provided by Docent, Inc. ("Docent") to Andersen Consulting LLP ("Andersen Consulting") pursuant to this Order Form and the Software License and Services Agreement dated ________________, 2000 ("Software Licensing Agreement").

     Designated System (server):      Hardware:  _________________
                                      Operating System:  _________

     Number of Authorized Users:      ____________________________

     User Programs Licensed:          ____________________________

[Any terms that are required by local county legal differences should be inserted here]

[If also serving as a local country addendum include:
By signing, the parties agree to be bound by the terms of the Master Alliance Agreement as though they we parties thereto.]

Order Accepted and Acknowledged:

Andersen Consulting LLP                 Docent, Inc.
            [or local country AC entity]        [or local country Docent entity]

Signature:
Name:
Title:
Date:

                                 Page 10 of __

                              ATTACHMENT C TO THE
                       MASTER ALLIANCE AGREEMENT BETWEEN
                   DOCENT, INC. AND ANDERSEN CONSULTING LLP


_______________________________________________________________________________

                             REVENUE SHARING MODEL

_______________________________________________________________________________


Each of the initial deal types provides sources of revenue to the alliance.


--------------------------------------------------------------------------------
                         Deal Type       Instant        Proga       Full-scale
Revenue Source                       Infrastructure   Deployme     Implementati
--------------------------------------------------------------------------------
#####
--------------------------------------------------------------------------------
-#####                                     ##            ##             ##
--------------------------------------------------------------------------------
-#####                                     ##            ##             ##
--------------------------------------------------------------------------------
#####                                                    ##             ##
--------------------------------------------------------------------------------
#####                                      #             #               #
--------------------------------------------------------------------------------


* Andersen Consulting will be the primary provider of hosting services and Docent will provide software maintenance and support.


##### CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                                 Page 11 of __

Scenario 1

 .  #####
 .  #####
 .  #####
 .  #####
 .  #####
 .  #####

--------------------------------------------------------------------------------
Scenario 1 - #####                       Revenue Orignation
                                         ------------------
                                                              #####        #####
                                         #####              #####      #####
                                        #####     #####    "#####"    "#####"
--------------------------------------------------------------------------------
Alliance
--------------------------------------------------------------------------------
     #####                                                                    .
--------------------------------------------------------------------------------
     #####                                                                    .
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####                                            .
--------------------------------------------------------------------------------
     #####                                                                    .
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Additional Services
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------

#####
-----

 .  #####:

     .  #####.
     .  #####.
     .  #####.

 .  #####.

 .  #####.


##### CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                                 Page 12 of __

Scenario 2

 .  #####
 .  #####
 .  #####
 .  #####
 .  #####

--------------------------------------------------------------------------------
Scenario 2 - #####                       Revenue Orignation
                                         ------------------
                                                              #####        #####
                                         #####              #####      #####
                                        #####     #####    "#####"    "#####"
--------------------------------------------------------------------------------
Alliance
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Additional Services
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------
     #####
--------------------------------------------------------------------------------


##### CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                                 Page 13 of __